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                                                                    EXHIBIT 10.9



                         COMMERCIAL SECURITY AGREEMENT

         This Commercial Security Agreement (the "Agreement") is entered as of the date hereinafter set forth by and between:

         THE SCHLINGER FOUNDATION (the "Secured Party"), a California nonprofit public benefit corporation, organized under the laws of the State of California, having its principal place of business at 1944 Edison Street, Santa Ynez, California, 93460, represented herein by Evert I. Schlinger, its duly authorized President, and

         BRISTER'S THUNDER KARTS, INC. (the "Pledgor"), Tax Identification Number 72-0797992, a Louisiana corporation having its principal place of business at Highway 51 South, Roseland, Louisiana, 70456 represented herein by V. Lynn Graybill, its President, duly authorized by resolution attached hereto,

         KARTS INTERNATIONAL INCORPORATED (the "Borrower"), Tax Identification Number 59-2621118, a Nevada corporation having its principal place of business at 4851 LBJ Freeway, Suite 201, Dallas, Texas 75244, represented herein by V. Lynn Graybill, its President, duly authorized by resolution attached hereto, under the following terms and conditions:

SECTION 1. GRANT OF SECURITY INTEREST. For value received and in order to secure the prompt and punctual payment and satisfaction of the Obligations as defined hereinafter, the Pledgor does by these presents hereby grant a continuing security interest in favor of the Secured Party as affecting the Collateral described in the Description of Collateral (Section 3) section of this Agreement and agrees with the Secured Party as hereinafter provided. The security interest granted in the Collateral described in the Description of Collateral section of this Agreement in favor of the Secured Party will continue until such time as all of the Obligations as defined hereinafter are fully paid and satisfied and this Agreement is cancelled or terminated by the Secured Party under a written cancellation instrument.

SECTION 2. OBLIGATIONS SECURED.   The security interest granted hereby is
granted to secure the prompt and punctual payment and satisfaction of the following (all of which are herein separately and collectively referred to as the "Obligations"):

         A. That loan indebtedness of Borrower to the Secured Party represented by that certain promissory note made by Borrower March 15, 1996 payable to the order of the Secured Party, in the principal amount of TWO MILLION AND NO/100 ($2,000,000.00)






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         DOLLARS, with interest and attorney's fees and payable provided therein; and

         B. Any and all present and future advances, loans, extensions of credit and/or other financial accommodations obtained and/or to be obtained by either Borrower or Pledgor from the Secured Party, as well as from the successors and assigns of the Secured Party, from time to time, one or more times, now or in the future, and any and all promissory notes and other instruments or agreements evidencing such present and future loan advances, extensions of credit and/or other financial accommodations, as well as any and all other obligations and liabilities that either Borrower or Pledgor, may now and/or in the future owe to or incur in favor of the Secured Party; and

         C. Any advances or expenditures made by the Secured Party or expenses incurred by the Secured Party in protection or in furtherance of its rights under this Agreement, including but not limited to the expenditures, expenses and rights referred to in Section 8G., Section 10C. and Section 11 of this Agreement.

SECTION 3. DESCRIPTION OF COLLATERAL. Pledgor hereby grants to Secured Party a security interest in and agrees that Secured Party shall continue to have a security interest in the following property (the "Collateral") to-wit:

         Any and all of the Pledgor's present and future rights, title and interest in and to all of its equipment (as defined in R.S.10:9-109(2));

         Any and all of the Pledgor's present and future rights, title and interest in and to all of its accounts receivable or accounts (as defined in R.S.10:9-106);

         Any and all of Pledgor's present and future rights, title and interest in and to inventory (as defined in R.S.10:9-109(4));

together with any accessions, additions and attachments to the foregoing and the proceeds and products thereof (except immovable property), including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property; and

SECTION 4: ADDITIONAL SECURITY IN DEPOSIT ACCOUNTS. As additional security for the punctual payment and performance of the





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Obligations (with the exception of obligations under consumer credit card accounts), and as part of the Collateral, Pledgor hereby grants to Secured Party a security interest in, and a pledge and assignment of, any and all money, property (except immovable property), deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Pledgor, and each of them. After ten (10) days written notice to the Pledgor, Secured Party may exercise its rights granted above at any time when an event of default, as defined in Section 9 herein, has occurred.
Secured Party's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity, including, without limitation, any rights of setoff to which Secured Party may be entitled.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor represents and warrants as follows:

         A. USE OF THE COLLATERAL. The Collateral will be used by the Pledgor primarily for business use.

         B. OWNERSHIP; NO ENCUMBRANCES. Except for the security interest granted hereby, the Pledgor is, and as to any property acquired after the date hereof which is included within the Collateral, Pledgor will be, the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

         C. ACCURACY OF INFORMATION. All information furnished to Secured Party concerning Pledgor, the Collateral and the Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

         D. AUTHORITY. Pledgor has full right and authority to execute and perform this Agreement and to create the security interest created by this Agreement. The making and performance by Pledgor of this Agreement will not violate any articles of incorporation, bylaws or similar document respecting Pledgor, any provision of law or any previous agreement of Pledgor.

         E. ADDRESS, IDENTIFICATION. The address of Pledgor designated at the beginning of this Agreement is Pledgor's place of business if Pledgor has only one place of business; Pledgor's principal place of business if Pledgor has more than one place of business; or Pledgor's residence if Pledgor has no place of business. Pledgor agrees not to change such address without advance written notice to Secured Party. The Pledgor's correct Social Security Number or Tax Identification Number is shown on the first page of this Agreement, and the





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         Pledgor shall give notice to the Secured Party, immediately of any change in that number. The Pledgor warrants to give notice to the Secured Party, immediately should there be any change in Pledgor's name or legal status.

         F. CONTINUING OBLIGATIONS. The above representations and warranties and all other representations and warranties contained in this Agreement are and will be continuing in nature and will remain in full force and effect until such time as this Agreement is cancelled in the manner provided above.

SECTION 6. LOCATION OF COLLATERAL. The security interest of the Secured Party will affect the Collateral wherever located. Except in the ordinary course of business, Pledgor agrees not to remove or relocate or to permit the removal or relocation of the Collateral from the State of Louisiana for a period in excess of sixty (60) consecutive days without first obtaining the prior written consent of the Secured Party. To the extent that the Collateral consists of a titled motor vehicle or motor vehicles, the vehicle or vehicles will be kept at the following address whenever not in use elsewhere: Highway 51 South, Roseland, LA 70456.

SECTION 7. PROHIBITIONS REGARDING THE COLLATERAL: So long as this Agreement remains in effect, and to the extent applicable, Pledgor agrees not to, without the prior written consent of Secured Party: (a) except in the ordinary course of business, sell, assign, transfer, convey, option, mortgage or lease the Collateral; (b) grant or permit any lien, encumbrance or other security interest to be placed on or attached to the Collateral; (c) permit any of the Collateral to be attached to real (and movable) property so as to become a "fixture" within the context of LSA-R.S.10:9-313(l); (d) do any thing or permit any thing to be done that may in any way impair the security interest and rights of the Secured Party in and to the Collateral; or (e) modify, adjust, compromise, settle, waive or forego any rights that Pledgor may have with regard to the Collateral.

SECTION 8. GENERAL COVENANTS: Pledgor covenants and agrees as follows:

         A. OPERATION OF THE COLLATERAL. Pledgor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner, and in conformity with all applicable laws, ordinances, regulations, permits and licenses. Pledgor shall comply in all respects with all applicable statutes, laws, ordinances and regulations.

         B. CONDITION. Pledgor shall maintain, service and repair the Collateral so as to keep it in good operating condition and shall pay any charges due for the same. Pledgor will not make





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         or permit to be made any alterations to the Collateral that may reduce or impair Collateral's use or value.

         C. ASSESSMENTS, TAXES. Pledgor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Pledgor or with respect to the Collateral or any part thereof. Pledgor will additionally provide the Secured Party with evidence of such payment.

         D. NOTICES AND REPORTS; RECORDS. Pledgor shall promptly notify Secured Party in writing of any change in the name, identity or structure of Pledgor, any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any material litigation against Pledgor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Pledgor or the Collateral. Pledgor shall furnish such other reports, information and data regarding Pledgor's financial condition and operations, the Collateral and such other matters as Secured Party may request from time to time. Pledgor will keep proper books and records with regard to the business activities of Pledgor and the Collateral subject to this Agreement.

         E. LANDLORD'S WAIVERS. Pledgor shall furnish to Secured Party, if requested, a landlord's waiver of all liens with respect to any Collateral covered by this Agreement that is or may be located upon leased premises, such landlord's waivers to be in such form and upon such terms as are acceptable to Secured Party.

         F. ADDITIONAL FILINGS. Pledgor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents as Secured Party may from time to time require in order to comply with the Commercial Laws of Louisiana, the Uniform Commercial Code (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Secured Party's rights to the Collateral.

         G. PROTECTION OF COLLATERAL. Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) pay all filing, recording, registration, licensing or certification fees or other fees and charges





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         related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary and appropriate. Pledgor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Pledgor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Pledgor at the rate of eighteen (18%) percent per annum until paid, which Pledgor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

         H. INSPECTION. Pledgor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make extracts from Pledgor's books and records.

         I. INSURANCE. Pledgor shall have and maintain insurance at Pledgor's sole expense at all times with respect to all Collateral insuring against risks of fire (including so-called extended coverage), theft and other risks as Secured Party may require, containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party. Pledgor will name Secured Party as a loss payee beneficiary under such insurance policies, which policies must contain a non-contributory lender loss payable endorsement in favor of Secured Party. Such policies of insurance must also contain a provision prohibiting the cancellation or alteration of such insurance without at least thirty (30) days prior written notice to Secured Party. Pledgor further will provide the Secured Party with originals or certified copies of such insurance policies along with evidence that the Pledgor has paid the policy premiums and all renewal premiums when due.

         The Secured Party shall have the right to directly receive all proceeds payable under such insurance policies and Secured Party is hereby authorized to act as agent for Pledgor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts or instruments. Should Pledgor receive any such insurance proceeds, Pledgor will immediately turn such proceeds over to and pay the same to Secured Party. Secured Party shall apply such insurance proceeds (after payment of all reasonable costs, expenses and attorney fees incurred by Secured Party) for the purpose of (a) repairing, replacing or restoring the lost, stolen or damaged Collateral or (b) reducing the outstanding balance of the Obligations. Pledgor specifically authorizes Secured Party to disclose





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         information from the policies of insurance to prospective insurers regarding the Collateral.

SECTION 9. EVENTS OF DEFAULT: Pledgor shall be in default hereunder upon the happening of any of the following events or conditions:

         A. Failure by either Borrower or Pledgor to pay the principal of or any installment of the principal of the Obligations when due, or failure to pay any interest on the Obligations when due, and such nonpayment shall have continued for a period of fifteen (15) days after receipt of written notice thereof;

         B. If any representation or warranty made in this Agreement or in any certificate, financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been untrue or misleading in any material respect when made;

         C. Default in the observance or performance of any covenant or agreement contained in this Agreement, and if such default shall have continued for a period of fifteen (15) days after receipt of written notice thereof;

         D. If either Borrower or Pledgor shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or either Borrower or Pledgor shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against either Borrower or Pledgor any case, proceeding or other action of a nature referred to in clauses (i) or
         (ii) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of an order for relief or remains undismissed, undischarged or unbonded for a period of 60 days; or (iv) either Borrower or Pledgor shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) either Borrower or Pledgor shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;





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SECTION 10. REMEDIES: Upon the occurrence of any event of default and the applicable notice thereof, if any, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

         A. DECLARE OBLIGATIONS DUE. Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Pledgor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

         B. DEFAULT REMEDIES. Should any event of default occur, and in addition to the rights of Secured Party with respect to possessory collateral, Secured Party shall have the right, at its sole discretion, to accelerate payment of all amounts that either Borrower or Pledgor may then owe to Secured Party, which will then entitle Secured Party to foreclose under this Agreement under ordinary or executory process procedures, and to cause the Collateral to be immediately seized wherever found, and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from either Borrower or Pledgor or of notifying or either Borrower or Pledgor placing either Borrower or Pledgor in default, subject to the notice provisions in Section 8(D) herein. For purposes of foreclosure under Louisiana executory process procedures, Pledgor confesses judgment and acknowledges to be indebted to Secured Party up to the full amount of the Obligations, in principal, interest, costs, expenses, attorney's fees and other fees and charges, and all other amounts secured by this Agreement.

         Should the Collateral for any reason be located in another state at or following any default under the Obligations or under this Agreement, or should there be a subsequent change in Louisiana law permitting self-help remedies with regard to non-possessory collateral, Pledgor agrees that Secured Party may take possession of the Collateral in any manner then permitted under the laws of the state in which the Collateral is then located or under the laws of Louisiana as then applicable. Should Secured Party for any reason have or acquire possession of the Collateral at or following default, Secured Party may sell the Collateral at public or private sale as authorized by Louisiana law or the applicable provisions of the Uniform Commercial Code or similar laws in effect in the state where the Collateral is then located. If Secured Party is required by law to give Pledgor notice of the public or private sale of the Collateral, Pledgor agrees that the requirements of reasonable notice shall be met if the





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         Secured Party mails such notice to Pledgor at Pledgor's address as shown in this Agreement at least ten (10) days before the time of any public sale or, if disposition is by private sale, at least ten (10) days before the time after which private sale may occur. If public sale is held, there will be sufficient compliance with all requirements of notice to the public by a single publication in a newspaper in general circulation in the parish or county where the Collateral is then located. This notice should include the time and place of sale, and a brief description of the property to be sold.

         C. PROCEEDS; SURPLUS; DEFICIENCIES. Secured Party may apply any proceeds derived or to be derived from the sale, collection or other disposition of the Collateral first to the reimbursement of any expenses incurred by Secured Party in connection therewith, including the fees of Secured Party's attorney and court costs; and then to the payment of any additional sums that Secured Party may advance on Pledgor's and/or Borrower's behalf under this Agreement, together with interest thereon at the rate of eighteen (18%) percent per annum; and then to the payment of the Obligations in such order and with such priority as Secured Party may determine within its sole discretion. Pledgor shall be entitled to any surplus if one results after application of the proceeds and the debtors to the obligations shall remain liable for any deficiency.

         D. EXPENSES. Pledgor shall be liable for and agrees to pay on demand the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorney's fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon at the rate of eighteen (18%) percent per annum from the date incurred until paid by Pledgor, which Pledgor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

         E. REMEDIES CUMULATIVE. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Pledgor agrees that nothing under this Agreement shall limit or restrict the remedies available to Secured Party following any event of default. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

SECTION 11. PROTECTION OF SECURED PARTY'S SECURITY RIGHTS: Pledgor agrees to be fully responsible for any losses that Secured





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         Party may suffer as a result of anyone other than Secured Party asserting any rights or interest in the Collateral. Pledgor further agrees to appear in and defend all actions and proceedings purporting to affect Secured Party's security rights and interest. Should Pledgor fail to do what is required of it under this Agreement, or if any action or proceeding is commenced naming Secured Party as a party, or affecting Secured Party's security interest, or the rights and powers granted under this Agreement, then Secured Party may, without releasing Pledgor from any of its obligations, do whatever Secured Party believes is necessary and proper within its sole discretion, including advancing additional sums on Pledgor's behalf as provided herein, to protect Secured Party's security rights and interests.

SECTION 12. OTHER AGREEMENTS:

         A. USE OF COPIES; FILING FEES. Any carbon, photographic or other reproduction of this Security Agreement or any financing statement signed by Pledgor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state. Pledgor agrees that Secured Party may file a carbon, photographic, facsimile or other type of copy of this Agreement, or of a UCC Financing Statement, in lieu of filing an original containing the signature of Pledgor or of Pledgor's duly authorized representative. Pledgor further agrees to reimburse Secured Party for the cost of filing, amending, continuing, terminating and releasing Pledgor's UCC Financing Statement(s), to the extent applicable, which costs shall be considered additional Obligations secured under this Agreement.

         B. RELATIONSHIP TO OTHER AGREEMENTS. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

         C. NOTICES. Any notice or demand given by Secured Party to Pledgor in connection with this Agreement, the Collateral or the Obligations shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Pledgor at the address of Pledgor designated at the





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         beginning of this Agreement. Actual notice to Pledgor shall always be effective no matter how given or received.

         D. HEADINGS AND GENDER. Paragraph headings in this Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

         E.      GOVERNING LAW.   This Agreement shall be governed and
         construed in accordance with the laws of the State of Louisiana.

         F. EXEMPTIONS FROM SEIZURE. In entering into this Agreement, Pledgor is, to the extent applicable, waiving any exemption from seizure with regard to the Collateral to which Pledgor may be entitled under applicable Louisiana law and the laws of the United States.

SIGNATURES: IN WITNESS WHEREOF, this Agreement is executed by the Secured party at Santa Barbara County, Solvang, California on March 13, 1996 in the presence of the undersigned two competent witnesses after due reading of the whole.

WITNESSES:                              The Schlinger Foundation

/s/ BRAD O. HELMS                           By: /s/ EVERT I. SCHLINGER
---------------------------------           ---------------------------------
                                            Evert I. Schlinger
/s/ JULIA A. SUMMERS                        President
---------------------------------




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IN WITNESS WHEREOF, this Agreement is executed by the Pledgor at Dallas County,
Dallas, Texas, on March 15, 1996 in the presence of the undersigned two competent witnesses after due reading of the whole.

WITNESSES:                              Brister's Thunder Karts, Inc.

/s/ RICHARD GOODNER                     By: V. LYNN GRAYBILL
---------------------------------          ---------------------------------
                                            V. Lynn Graybill
/s/ GEORGE DIAMOND                          President
---------------------------------


IN WITNESS WHEREOF, this Agreement is executed by the Borrower at Dallas County, Texas, on March 15, 1996 in the presence of the undersigned two competent witnesses after due reading of the whole.

WITNESSES:                              Karts International Incorporated

/s/ RICHARD GOODNER                     By:  /s/ V. LYNN GRAYBILL
---------------------------------            ---------------------------------
                                             V. Lynn Graybill
/s/ GEORGE DIAMMOND                          President
---------------------------------





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